PROSPECTUS SUPPLEMENT                                         File No. 333-68747
----------------------
(To Prospectus and Prospectus Supplement dated May 6, 1999)       Rule 424(b)(3)
Prospectus number:              1901


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue

                              Floating Rate Notes

Principal Amount: $20,000,000          Original Issue Date:  February 23, 2000

CUSIP Number:     59018S 3Z5           Stated Maturity Date: October 22, 2003

Interest Calculation:                  Day Count Convention:
---------------------                  ---------------------
/x/  Regular Floating Rate Note        /x/  Actual/360
/ /  Inverse Floating Rate Note        / /  30/360
     (Fixed Interest Rate):            / /  Actual/Actual

Interest Rate Basis:
--------------------
/x/  LIBOR                             / /  Commercial Paper Rate
/ /  CMT Rate                          / /  Eleventh District Cost of Funds Rate
/ /  Prime Rate                        / /  CD Rate
/ /  Federal Funds Rate                / /  Other (see attached)
/ /  Treasury Rate
     Designated CMT Page:              Designated LIBOR Page:
       CMT Telerate Page:               LIBOR Telerate Page:
        CMT Reuters Page:               LIBOR Reuters Page:


Index Maturity:         Three Months   Minimum Interest Rate:    Not Applicable

Spread:                 0.0825%        Maximum Interest Rate:    Not Applicable

Initial Interest Rate:  TBD            Spread Multiplier:        Not Applicable


Interest Reset Dates:   Quarterly, on the 22nd of January, April, July and
                        October, commencing April 22nd, 2000; subject to modified following business day convention

Interest Payment Dates: Quarterly, on the 22nd of January, April, July and
                        October, commencing April 22nd, 2000; subject to modified following business day convention

Repayment at the
Option of the Holder:   The Notes cannot be repaid prior to the Stated Maturity
                        Date.

Redemption at the
Option of the Company:  The Notes cannot be redeemed prior to the Stated
                        Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                The Chase Manhattan Bank

Dated:                  02/17/00